Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

INTELLISYNC CORPORATION	Page
Unaudited Pro Forma Combined Consolidated Condensed Financial Statements	F-2
Unaudited Pro Forma Combined Consolidated Condensed Statements of Operations for the Year Ended July 31, 2004	F-4
Notes to Unaudited Pro Forma Combined Consolidated Condensed Financial Statements	F-5

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated condensed financial statements have been prepared to reflect the merger of Intellisync and Synchrologic on December 29, 2003 using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined consolidated condensed financial statements. These pro forma statements were prepared as if the merger had been completed as of August 1, 2003 for statement of operations purposes.

In addition, these unaudited pro forma combined consolidated condensed financial statements have been prepared to reflect Intellisync’s acquisition of substantially all of the assets of Spontaneous Technology, Inc. on September 17, 2003 using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined consolidated condensed financial statements. These pro forma statements were prepared as if the Spontaneous Technology acquisition had been completed as of August 1, 2003 for statement of operations purposes.

The unaudited pro forma combined consolidated condensed statement of operations for the year ended July 31, 2004 combines the results of operations of Intellisync for the year ended July 31, 2004 and Synchrologic’s results of operations for the 149-day period ended November 27, 2003. Since the acquisition of Synchrologic took place on December 29, 2003, approximately 216 days of Synchrologic’s results are included in the consolidated Intellisync results for the year ended July 31, 2004. In addition, the pro forma combined consolidated condensed statement of operations data for the year ended July 31, 2004 includes the results of operations of Spontaneous Technology for the 47 day period ended September 16, 2003. Since the acquisition of Spontaneous Technology took place on September 17, 2003, approximately ten and a half months of Spontaneous Technology’s results are included in the consolidated Intellisync results for the year ended July 31, 2004.

The unaudited pro forma combined consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger and the acquisitions noted above occurred on August 1, 2003 for statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations.

These unaudited pro forma combined consolidated condensed financial statements are based upon the respective historical consolidated financial statements of Intellisync, Synchrologic and Spontaneous Technology and should be read in conjunction with the historical consolidated financial statements of Intellisync, Synchrologic and Spontaneous Technology and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Intellisync’s annual reports, quarterly reports and other information on file with the SEC or incorporated by reference in this registration statement.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JULY 31, 2004

(In thousands, except per share amounts)

	Historical		Pro Forma			Historical	Pro Forma
	Intellisync Year Ended July 31, 2004	Spontec 47 Day Period Ended September 16, 2003	Adjustments		Combined	Synchrologic 149 Day Period Ended November 27, 2003(1)	Adjustments		Combined
Revenue
License revenue	$28,292	$—	$—		$28,292	$2,642	$—		$30,934
Service revenue	14,016	31	—		14,047	2,317	—		16,364

Total revenues	42,308	31	—		42,339	4,959	—		47,298

Cost and expenses
Cost of revenue	8,008	31	—		8,039	725	—		8,764
Amortization of developed technology	2,693	—	28	(4)(b)	2,721	—	1,093	(4)(a)	3,814
Research and development	11,467	99	—		11,566	1,811	—		13,377
Sales and marketing	16,540	40	—		16,580	1,606	—		18,186
General and administrative	7,639	278	—		7,917	1,097	—		9,014
In-process research and development	3,667	—	(469	)(4)(c)	3,198	—	(2,423	)(4)(d)	775
Amortization of other intangibles	1,959	—	21	(4)(b)	1,980	—	501	(4)(a)	2,481
Restructuring and other charges	929	—	—		929	—	—		929

Total cost and expenses	52,902	448	(420)		52,930	5,239	(829)		57,340

Loss from operations	(10,594)	(417)	420		(10,591)	(280)	829		(10,042)

Interest income, net	371	(29)	—		342	(63)	—		279
Other income, net	1,249	—	—		1,249	—	—		1,249

	1,620	(29)	—		1,591	(63)	—		1,528

Loss before taxes	(8,974)	(446)	420		(9,000)	(343)	829		(8,514)
Provision for taxes	(481)	—	—		(481)	—	—		(481)

Net loss	$(9,455)	$(446)	$420		$(9,481)	$(343)	$829		$(8,995)

Net loss per share — Basic and Diluted	$(0.16)				$(0.16)				$(0.14)

Shares used in per share calculation — Basic and Diluted	57,732		83	(4)(e)	57,815		5,736	(4)(e)	63,551

(1)	Synchrologic’s results of operations for the 149-day period ended November 27, 2003 were calculated by taking the results of operations for the eleven months ended November 30, 2003 and deducting the results for the six months ended June 30, 2003 and 3-day period ended November 30, 2003.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined consolidated condensed financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.	BASIS OF PRO FORMA PRESENTATION

On September 14, 2003, Intellisync entered into a merger agreement to purchase all of the issued and outstanding stock of Synchrologic whereby each share of Synchrologic capital stock will be converted into the right to receive the number of shares of Intellisync common stock corresponding to the exchange ratio applicable to the class and series of Synchrologic capital stock being converted. On December 29, 2003, Intellisync completed the merger with Synchrologic. The total number of shares of Intellisync common stock issued in the merger was determined by dividing $60,000,000 by the average closing price of the shares of Intellisync common stock for the thirty consecutive trading days ending on the last complete trading day immediately preceding the closing date of the merger (which amount was subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger), provided that the number of shares of Intellisync common stock issued in the merger could not exceed 19,800,000 or be fewer than 16,200,000 (in each case subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger). Intellisync issued approximately 15,130,000 shares of Intellisync common stock and options to purchase approximately 1,019,000 shares of Intellisync common stock in the merger.

On September 17, 2003, Intellisync consummated the acquisition of substantially all of the assets of Spontaneous Technology. Under the terms of the parties’ asset purchase agreement, Intellisync issued a total of 869,000 shares of Intellisync common stock, excluding the 224,417 shares that were held in escrow to cover certain pre-acquisition contingencies. Later during fiscal 2004, the contingency was resolved and Intellisync paid cash of approximately $752,000. The contingent consideration shares in escrow were therefore returned to Intellisync accordingly. Additionally, Intellisync was required to pay Spontaneous Technology additional consideration of up to $7,000,000 in shares of Intellisync’s common stock. The additional consideration was contingent upon the amount of Intellisync’s revenues associated with sales of its products including certain technology of Spontaneous Technology during the period ended September 30, 2004. The earnout period ended with Intellisync’s aggregate revenue on products associated with Spontaneous Technology amounting to less than the given earnout threshold. Consequently, no additional consideration was or will be paid to Spontaneous Technology.

The unaudited pro forma combined consolidated condensed statement of operations for the year ended July 31, 2004 combines the results of operations of Intellisync for the year ended July 31, 2004 and Synchrologic’s results of operations for the 149-day period ended November 27, 2003. Since the acquisition of Synchrologic took place on December 29, 2003, approximately 216 days of Synchrologic’s results are included in the consolidated Intellisync results for the year ended July 31, 2004. In addition, the pro forma combined condensed statement of operations data for the year ended July 31, 2004 includes the results of operations of Spontaneous Technology for the 47-day period ended September 16, 2003. Since the acquisition of Spontaneous Technology took place on September 17, 2003, approximately ten and a half months of Spontaneous Technology’s results are included in the consolidated Intellisync results for the year ended July 31, 2004.

Certain reclassifications have been made to conform Synchrologic’s and Spontaneous Technology’s historical amounts to Intellisync’s financial statement presentation.

2.	PURCHASE PRICE—SYNCHROLOGIC, INC.

On September 14, 2003, Intellisync entered into a merger agreement to purchase all of the issued and outstanding stock of Synchrologic whereby each share of Synchrologic capital stock converted into the right to receive the number of shares of Intellisync common stock corresponding to the exchange ratio applicable to the class and series of Synchrologic capital stock being converted. On December 29, 2003, Intellisync completed the merger with Synchrologic. The total number of shares of Intellisync common stock issued in the merger was determined by dividing $60,000,000 by the average closing price of the shares of Intellisync common stock for the thirty consecutive trading days ending on the last complete trading day immediately preceding the closing date of the merger (which amount was subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger), provided that the number of shares of Intellisync common stock shares issued in the merger could not exceed 19,800,000 or be fewer than 16,200,000 which includes the assumed common stock options (in each case subject to adjustment based on the transaction expenses incurred by Synchrologic in connection with the merger). Intellisync issued approximately 15,130,000 shares of Intellisync common stock and options to purchase approximately 1,019,000 shares of Intellisync common stock in the merger. Intellisync has accounted for the merger as a business combination.

The unaudited pro forma combined condensed financial statements reflect a purchase price of approximately $67,037,000. The fair market value of Intellisync’s common stock issued in the merger was determined using the five-trading-day average price surrounding the date the acquisition was announced of $4.11 per share. The number of shares issued was then determined in accordance with the minimum number of shares to be issued in accordance with the terms of the merger agreement without assuming an adjustment for transaction costs.

The fair market value of Intellisync stock options issued in the merger was determined using the Black-Scholes option pricing model. The following assumptions were used to perform the calculations: fair value of Intellisync’s common stock of $4.05, expected life of 3.9 years, risk-free interest rate of 3.4%, expected volatility of 132% and no expected dividend yield.

The total purchase price of the Synchrologic merger is as follows (in thousands):

Value of Intellisync common stock issued	$62,125
Value of Intellisync options to be issued	4,123
Estimated direct merger costs	900
Adjustment for writing off a certain liability due Synchrologic	(111)

Total estimated purchase price	$67,037

Under the purchase method of accounting, the total purchase price is allocated to Synchrologic’s net tangible and intangible assets based upon their fair value as of the date of completion of the merger. Based upon the purchase price and review of the net assets acquired and liabilities assumed, the final purchase price allocation, is as follows (in thousands):

Tangible assets acquired	$4,105
Deferred tax assets	6,094
Liabilities assumed	(5,552)
Deferred tax liability assumed	(6,094)
In-process research and development	2,423
Developed technology	10,493
Patents	1,321
Customer base	3,487
Goodwill	50,760

$67,037

Tangible assets acquired and liabilities assumed were valued at their respective carrying amounts as the Company believes that these amounts approximated their current fair values at the acquisition date. The valuation of identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. This allocation was generally based on the fair value of these assets determined using the income approach.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes,” deferred tax liabilities of approximately $6,094,000 have been recorded for the tax effect of the amortizable intangible assets. Deferred tax assets of $6,094,000 have also been recorded by the Company to account for the tax effect of Synchrologic’s net operating loss and credit carryforwards.

$1,321,000 has been allocated to patents, an intangible asset with an estimated useful life of 48 months, and $10,493,000 has been allocated to developed technology, an intangible asset with an estimated useful life of 48 months. In addition, $3,487,000 has been allocated to customer base, an intangible asset with an estimated useful life of 48 months, and was valued using the relief from royalty method.

$50,760,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually.

During the third quarter of fiscal 2004, the Company recorded a number adjustments to the provisional purchase price allocation following the resolution of certain contingencies, which increased the fair value of the tangible assets acquired and liabilities assumed by approximately $261,000 and $29,000, reducing the amount allocated to goodwill accordingly by a net amount of approximately $232,000. Any change in the fair value of the net assets of Synchrologic will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

As of the closing date of the merger, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Accordingly, Intellisync expensed the in-process research and development at the date of the merger.

The amount of the purchase price allocated to in-process research and technology was based on established valuation techniques used in the high-technology software industry. The fair value assigned to the acquired in-process research and development was determined using the income approach, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated costs to complete the projects, revenue contributions and expense projections assuming the resulting product has entered the market, and discount rate based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. Intellisync assumes the pricing model for the resulting product of the acquired in process research and technology to be standard within its industry. Intellisync, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired in-process technology with other existing in-process or completed technology. Therefore, the valuation assumptions do not include significant anticipated cost savings.

The key assumptions underlying the valuation of acquired in-process research and development from Synchrologic are as follows:

Project names: Version upgrade of Data Sync, File Sync, E-mail accelerator and Systems Management products

Percent completed as of acquisition date: 60%-70%

Estimated costs to complete technology at acquisition date: $3,000,000

Risk-adjusted discount rate: 22%

First period expected revenue: calendar year 2004

The in-process research and development of $2,423,000 is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma combined condensed statement of operations as it represents a non-recurring charge directly related to the acquisition.

Other than the distribution agreement entered into by Intellisync and Synchrologic concurrent with their execution of the merger agreement, there were no historical transactions between Intellisync and Synchrologic.

The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the merger or operating efficiencies and cost savings that may be achieved with respect to the combined entity as these costs are not directly attributable to the merger agreement.

3.	PURCHASE PRICE—SPONTANEOUS TECHNOLOGY, INC.

On September 17, 2003, Intellisync consummated the acquisition of substantially all of the assets of Spontaneous Technology, Inc. of Salt Lake City, Utah, a provider of enterprise secure Virtual Private Network (sVPN) software designed to extend existing corporate applications to most wireless devices. The Spontaneous Technology acquisition has been accounted for as a business combination.

The unaudited pro forma combined consolidated condensed financial statements reflect a purchase price of approximately $4,071,000, consisting of (a) a total of 869,260 shares of Intellisync common stock valued at $2,999,000 (using a fair value per share of $3.45), (b) direct transaction costs of $320,000 and (c) payment of $752,000 made for the resolution of a contingency described below. The fair market value of Intellisync’s common stock issued in the acquisition was determined using the five-trading-day average price surrounding the date the acquisition was announced of $3.45 per share, less registration costs. The number of shares of Intellisync common stock issued was determined using the average price of Intellisync’s common stock for ten consecutive trading days ended three business days prior to the date of acquisition. There were approximately 225,000 additional shares held in escrow that were contingently issuable upon the satisfaction of a pre-acquisition clause. Later during fiscal 2004, Intellisync paid cash of approximately $752,000 for the satisfaction of another pre-acquisition clause related to an acquired customer contract. Additionally, Intellisync was required to pay Spontaneous Technology additional consideration of up to $7,000,000 in shares of Intellisync’s common stock. The additional consideration was contingent upon the amount of Intellisync’s revenues associated with sales of its products including certain technology of Spontaneous Technology during the period ended September 30, 2004. The earnout period ended with Intellisync’s aggregate revenue on products associated with Spontaneous Technology amounting to less than the given earnout threshold. Consequently, no additional consideration was or will be paid to Spontaneous Technology.

Under the purchase method of accounting, the total purchase price was allocated to Spontaneous Technology’s net tangible and intangible assets based upon their fair value as of the acquisition date. Based upon the purchase price of the acquisition and review of the net assets acquired and net liabilities assumed, the final purchase price allocation, is as follows (in thousands):

Tangible assets acquired	$18
Liabilities assumed	(1,726)
In-process research and development	469
Developed technology	889
Patents	168
Customer base	499
Goodwill	3,754

$4,071

Tangible assets acquired and liabilities assumed were valued at their respective carrying amounts as the Company believes that these amounts approximated their current fair values at the acquisition date. The valuation of identifiable intangible assets acquired was based on management’s estimates, currently available information and reasonable and supportable assumptions. This allocation was generally based on the fair value of these assets determined using the income approach.

$168,000 has been allocated to patents, an intangible asset with an estimated useful life of 48 months, and $889,000 has been allocated to developed technology, an intangible asset with an estimated useful life of 48 months. In addition, $499,000 has been allocated to customer base, an intangible asset with an estimated useful life of 48 months, and was valued using the relief from royalty method.

$3,754,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually.

During fiscal 2004, the Company finalized the purchase price allocation following the resolution of a pre-acquisition contingency, mentioned above, which increased goodwill by the amount of the additional cash payment made of approximately $752,000.

As of the acquisition date, technological feasibility of the in-process technology had not been established and the technology had no alternative future use. Accordingly, Intellisync expensed the in-process research and development at the date of the acquisition.

The amount of the purchase price allocated to in-process research and technology was based on established valuation techniques used in the high-technology software industry. The fair value assigned to the acquired in-process research and development was determined using the income approach, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated costs to complete the projects, revenue contributions and expense projections assuming the resulting product has entered the market, and discount rate based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the in-process research and development, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. Intellisync assumes the pricing model for the resulting product of the acquired in process research and technology to be standard within its industry. Intellisync, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired in-process technology with other existing in-process or completed technology. Therefore, the valuation assumptions do not include significant anticipated cost savings.

The key assumptions underlying the valuation of acquired in-process research and development from Spontaneous Technology are as follows (in thousands):

Project names: Version upgrade of Spontaneous Technology’s secure Virtual Private Network (sVPN)

Percent completed as of acquisition date: 60%

Estimated costs to complete technology at acquisition date: $125,000

Risk-adjusted discount rate: 22%

First period expected revenue: calendar year 2004

The in-process research and development of $469,000 is charged to operations on the acquisition date. The in-process research and development charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition.

There were no historical transactions between Intellisync and Spontaneous Technology.

4.	PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combined condensed financial statements have been prepared assuming the transactions described above were completed as of August 1, 2003 for statement of operations purposes.

The unaudited pro forma combined condensed statement of operations give effect to the following pro forma adjustments:

(a)	Represents (i) the amortization of the Synchrologic customer contract intangible resulting from the proposed acquisition, over an estimated useful life of 48 months, (ii) the amortization of the Synchrologic patent intangible resulting from the proposed acquisition, over an estimated useful life of 48 months, and (iii) the amortization of the Synchrologic developed technology intangible resulting from the proposed acquisition, over an estimated useful life of 48 months.

(b)	Represents (i) the amortization of the Spontaneous Technology customer contract intangible resulting from the acquisition, over an estimated useful life of 48 months, (ii) the amortization of the Spontaneous Technology patent intangible resulting from the acquisition, over an estimated useful life of 48 months, and (iii) the amortization of the Spontaneous Technology developed technology intangible resulting from the acquisition, over an estimated useful life of 48 months.

(c)	To reflect the elimination of in-process research and development arising on the acquisition of Spontaneous Technology.

(d)	To reflect the elimination of in-process research and development arising on the merger with Synchrologic.

(e)	Represents the adjustment to weighted average of shares of Intellisync common stock associated with the Synchrologic merger and the acquisition of Spontaneous Technology as described above as if they were outstanding as of August 1, 2003 as follows (in thousands):

Common stock issued in connection with Synchrologic merger	5,736
Common stock issued in connection with Spontaneous Technology acquisition	83

5,819

F-12